Exhibit 10.4

AGGREKO INC.

2026 OMNIBUS INCENTIVE PLAN

Section 1.Purpose of Plan.

The name of the Plan is the Aggreko Inc. 2026 Omnibus Incentive Plan (the “Plan”).  The purposes of the Plan are to provide an additional incentive to selected officers, employees, partners, non-employee directors, independent contractors, and consultants of the Company or its Affiliates (as hereinafter defined) whose contributions are essential to the growth and success of the business of the Company and its Affiliates, in order to strengthen the commitment of such persons to the Company and its Affiliates, motivate such persons to faithfully and diligently perform their responsibilities, and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company and its Affiliates.  To accomplish such purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonuses, Other Stock-Based Awards, Cash Awards, Substitute Awards or any combination of the foregoing.

Section 2.Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)“Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee, in accordance with Section 3 hereof.
(b)“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.
(c)“Articles” means the amended and restated memorandum and articles of association of the Company, as may be further amended and/or restated from time to time.
(d)“Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus, Other Stock-Based Award, Cash Award or Substitute Award granted under the Plan.
(e)“Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.  Each Participant who is granted an Award shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion.
(f)“Base Price” has the meaning set forth in Section 8(b) hereof.
(g)“Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.
(h)“Board” means the Board of Directors of the Company.

(i)“Cash Award” means an Award granted pursuant to Section 12 hereof.
(j)“Cause” means, except as provided in the applicable Award Agreement or in any individual employment, service or severance agreement with the Participant or, if any such agreement does not define “Cause,” Cause means (i) the commission of an act of fraud or dishonesty by the Participant in the course of the Participant’s employment or service; (ii) the indictment of, or conviction of, or entering of a plea of nolo contendere by, the Participant for a crime constituting a felony or in respect of any act of fraud or dishonesty; (iii) the commission of an act by the Participant which would make the Participant or the Company (including any of its Subsidiaries or Affiliates) subject to being enjoined, suspended, barred or otherwise disciplined for violation of federal or state securities laws, rules or regulations, including a statutory disqualification; (iv) gross negligence or willful misconduct in connection with the Participant’s performance of his or her duties in connection with the Participant’s employment by or service to the Company (including any Subsidiary or Affiliate for whom the Participant may be employed by or providing services to at the time) or the Participant’s failure to comply with any of the restrictive covenants to which the Participant is subject; (v) the Participant’s willful failure to comply with any material policies or procedures of the Company as in effect from time to time, provided that the Participant shall have been delivered a copy of such policies or notice that they have been posted on a Company website prior to such compliance failure; or (vi) the Participant’s failure to perform the material duties in connection with the Participant’s position, unless the Participant remedies the failure referenced in this clause (vi) no later than ten (10) days following delivery to the Participant of a written notice from the Company (including any of its Subsidiaries or Affiliates) describing such failure in reasonable detail (provided that the Participant shall not be given more than one opportunity in the aggregate to remedy failures described in this clause (vi)).
(k)“Change in Capitalization” means: any (i) merger, combination, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event; (ii) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, Ordinary Shares, or other property), share split, reverse share split, subdivision or consolidation; (iii) combination or exchange of shares; or (iv) other change in corporate structure, which, in any such case, the Administrator determines, in its sole discretion, affects the Ordinary Shares such that an adjustment pursuant to Section 5 hereof is appropriate.
(l)“Change in Control” means an event set forth in any one of the following paragraphs shall have occurred:

(i)any Person (or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act), excluding any Continuing Aggreko Person or any group of Continuing Aggreko Persons, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (I) of paragraph (iii) below;

(ii)the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

(iii)there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other corporation or other entity, other than (I) a merger or consolidation (A) which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, more than fifty percent (50%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (B) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger or consolidation is then a subsidiary, the ultimate parent thereof, or (II) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

(iv)the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, (i) a Change in Control shall not be deemed to have occurred as a result of any transaction or series of integrated transactions following which any Continuing Aggreko Person or any group of Continuing Aggreko Persons possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Company (or any successor thereto), whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the Board or the board of directors or similar body governing the affairs of any successor to the Company, and (ii) for each Award that constitutes deferred compensation under Section 409A of the Code, and to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.

(m)“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.
(n)“Committee” means any committee or subcommittee the Board may appoint to administer the Plan.  Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of (i) a “non-employee director” within the meaning of Rule 16b-3 and (ii) any other qualifications required by the applicable stock exchange on which Ordinary Shares are traded.  If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee.
(o)“Company” means Aggreko Inc., an exempted company incorporated under the laws of the Cayman Islands (or any successor company, except as the term “Company” is used in the definition of “Change in Control” above).
(p)“Continuing Aggreko Person” means, immediately prior to and immediately following any relevant date of determination, (A) the Company or any of its Affiliates or (B)(i) an individual who is a current or former director or other employee of the Company any of its Subsidiaries, (ii) any Person in which any one or more of such individuals directly or indirectly, singly or as a group, holds a majority of the controlling interests, (iii) any Person that is a family member of such individual or individuals or (iv) any trust, foundation or other estate planning vehicle for which such individual acts as a trustee or beneficiary.
(q)“Effective Date” has the meaning set forth in Section 20 hereof.
(r)“Eligible Recipient” means an officer, employee, partner, non-employee director, independent contractor or consultant of the Company or any Affiliate of the Company who has been selected as an eligible participant by the Administrator; provided, however, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, an Eligible Recipient of an Option or a Stock Appreciation Right means an employee, partner, non-employee director, independent contractor or consultant of the Company or any Affiliate of the Company with respect to whom the Company is an “eligible issuer of service recipient stock” within the meaning of Section 409A of the Code.
(s)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(t)“Exercise Price” means, with respect to any Option, the per share price at which a holder of such Option may purchase such Ordinary Shares issuable upon the exercise of such Option.
(u)“Fair Market Value” of Ordinary Shares or another security as of a particular date shall mean the fair market value as determined by the Administrator in its sole discretion; provided, however, that except as otherwise provided herein, (i) if the Ordinary Shares or other security is admitted to trading on a national securities exchange, the fair market value on any date shall be the closing sale price reported on such date, or if no shares were traded on such date, on the last preceding date for which there was a sale of an Ordinary Share or other security on such exchange, or (ii) if the Ordinary Shares or other security is then traded in an over-the-counter market, the fair market value on any date shall be the average of the closing bid and asked prices for such Ordinary Shares or other security in such over-the-counter market for the last preceding date on which there was a sale of such Ordinary Shares or other security in such market.
(v)“Free Standing Right” has the meaning set forth in Section 8(a) hereof.
(w)“Fully-Diluted Shares” means, as of any given date, the sum of (a) the shares of the Company outstanding on such date, (b) the shares of the Company subject to compensatory equity awards (including share options and restricted stock units) outstanding on such date, with (i) performance-based compensatory equity awards calculated at the “target” level of performance and (ii) shares of the Company subject to share options calculated on a “net exercised” basis as of the applicable date, assuming shares of the Company are surrendered having a Fair Market Value on such date equal to the exercise price of such options (rounded up to the nearest whole share, and determined without regard to the vested status of the share option) and (c) the shares of the Company issuable upon the exercise or settlement of other equity securities with respect to which shares of the Company have not actually been issued and the conversion of all convertible securities into shares of the Company, in each case, counted on an as-converted basis; provided, however, that shares of the Company subject to warrants outstanding on such date shall not be included in the determination of Fully-Diluted Shares.
(x)“Good Reason” has the meaning assigned to such term in the applicable Award Agreement or in any individual employment, service or severance agreement with the Participant; provided, that if no such agreement exists or if such agreement does not define “Good Reason,” Good Reason and any provision of the Plan that refers to Good Reason shall not be applicable to such Participant.
(y)“Incapacity” means, except as provided in the applicable Award Agreement, with respect to any Participant, as determined by the Administrator in its sole discretion: (i) the Participant’s death, (ii) any physical or mental disability or incapacity that renders the Participant incapable of performing the essential services required of the Participant by the Company or its Affiliates (after accounting for reasonable accommodation, if available), as determined by the Administrator, for a period of one hundred eighty (180) consecutive days or for shorter periods aggregating one hundred eighty (180) days during any twelve (12)-month period or (iii) entry by a court of competent jurisdiction adjudicating the Participant incompetent to manage the Participant’s person or estate.
(z)“ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.
(aa)“Nonqualified Stock Option” means an Option that is not designated as an ISO.
(bb)“Option” means an option to purchase Ordinary Shares granted pursuant to Section 7 hereof.  The term “Option” as used in the Plan includes the terms “Nonqualified Stock Option” and “ISO.”
(cc)“Ordinary Shares” means the ordinary shares, par value 0.0000001 per share, of the Company.

(dd)“Other Stock-Based Award” means an Award granted pursuant to Section 10 hereof.
(ee)“Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 hereof, to receive grants of Awards, and, upon such Eligible Recipient’s death, such Eligible Recipient’s successors, heirs, executors and administrators, as the case may be.
(ff)“Performance Goals” means performance goals based on criteria selected by the Administrator in its sole discretion.
(gg)“Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.
(hh)“Plan” has the meaning set forth in Section 1 hereof.
(ii)“Related Right” has the meaning set forth in Section 8(a) hereof.
(jj)“Restricted Stock” means Shares granted pursuant to Section 9 hereof subject to certain restrictions that lapse at the end of a specified period or periods.
(kk)“Restricted Stock Unit” means the right, granted pursuant to Section 9 hereof, to receive an amount in cash or Shares (or any combination thereof) equal to the Fair Market Value of a Share subject to certain restrictions that lapse at the end of a specified period or periods.
(ll)“Rule 16b-3” has the meaning set forth in Section 3(a) hereof.
(mm)“Shares” means Ordinary Shares reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.
(nn)“Stock Appreciation Right” means the right to receive, upon exercise of the right, the applicable amounts as described in Section 8 hereof.
(oo)“Stock Bonus” means a bonus payable in fully vested Ordinary Shares granted pursuant to Section 11 hereof.
(pp)“Subsidiary” means, except as otherwise provided herein, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person.
(qq)“Substitute Awards” means Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.
(rr)“Transfer” has the meaning set forth in Section 18 hereof.

Section 3.Administration.
(a)The Plan shall be administered by the Administrator and shall be administered in accordance with the requirements of Rule 16b-3 under the Exchange Act (“Rule 16b-3”), to the extent applicable.
(b)Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:
(1)to select those Eligible Recipients who shall be Participants;
(2)to determine whether and to what extent Awards are to be granted hereunder to Participants;
(3)to determine the number of Shares to be covered by each Award granted hereunder;
(4)to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to Restricted Stock or Restricted Stock Units and the conditions under which restrictions applicable to such Restricted Stock or Restricted Stock Units shall lapse, (ii) the Performance Goals and periods applicable to Awards, (iii) the Exercise Price of each Option and the Base Price of each Stock Appreciation Right, (iv) the vesting schedule applicable to each Award, (v) the number of Shares or amount of cash or other property subject to each Award and (vi) subject to the requirements of Section 409A of the Code (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards);
(5)to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards;
(6)to determine the Fair Market Value in accordance with the terms of the Plan;
(7)to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment, tenure or service for purposes of Awards granted under the Plan;
(8)to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;
(9)to prescribe, amend and rescind rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws, which rules and regulations may be set forth in an appendix or appendices to the Plan or the applicable Award Agreement; and
(10)to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.

(c)Notwithstanding the foregoing, but subject to Section 5 hereof, the Company may not, without first obtaining the approval of the Company’s shareholders, (i) amend the terms of outstanding Options or Stock Appreciation Rights to reduce the Exercise Price or Base Price, as applicable, of such Options or Stock Appreciation Rights, (ii) cancel outstanding Options or Stock Appreciation Rights in exchange for Options or Stock Appreciation Rights with an Exercise Price or Base Price, as applicable, that is less than the Exercise Price or Base Price of the original Options or Stock Appreciation Rights or (iii) cancel outstanding Options or Stock Appreciation Rights with an Exercise Price or Base Price, as applicable, that is above the current per share price, in exchange for cash, property or other securities.
(d)All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all Persons, including the Company and the Participants.  No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.
(e)The Administrator may, in its sole discretion, delegate its authority, in whole or in part, under this Section 3 (including, but not limited to, its authority to grant Awards under the Plan, other than its authority to grant Awards under the Plan to any Participant who is subject to reporting under Section 16 of the Exchange Act) to one or more officers of the Company, subject to the requirements of applicable law or any stock exchange on which the Shares are traded.
Section 4.Shares Reserved for Issuance; Certain Limitations.
(a)The maximum number of Shares reserved for issuance under the Plan that may be issued at any time during the term of the Plan in accordance with Section 3 hereof (and subject to adjustment as provided in Section 5 hereof) shall be          Shares, as increased on the first day of each fiscal year of the Company beginning in calendar year 2027 by a number of Shares equal to the lesser of (x) a number equal to five percent (5%) of the Fully-Diluted Shares on the final day of the immediately preceding fiscal year and (y) such smaller number of Shares as is determined by the Board.
(b)Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise.  If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of Shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan.  Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with the exercise of any Option or Stock Appreciation Right under the Plan or the payment of any purchase price with respect to any other Award under the Plan, as well as any Shares exchanged by a Participant or withheld by the Company or any Subsidiary to satisfy the tax withholding obligations related to any Award under the Plan shall again be available for subsequent Awards under the Plan.  In addition, (i) to the extent an Award is denominated in Shares, but paid or settled in cash, the number of Shares with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (ii) Shares underlying Awards that can only be settled in cash shall not be counted against the aggregate number of Ordinary Shares available for Awards under the Plan.
(c)Shares underlying Substitute Awards shall not reduce the number of Shares remaining available for issuance under the Plan.
Section 5.Equitable Adjustments.
(a)In the event of any Change in Capitalization (including a Change in Control), an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (i) the aggregate number of Ordinary Shares reserved for issuance under the Plan pursuant to Section 4(a) hereof, (ii) the kind and number of securities subject to, and the Exercise Price or Base Price of, any outstanding Options and Stock Appreciation Rights granted under the Plan, (iii) the kind, number and purchase price of Ordinary Shares, or the amount of cash or amount or type of other property, subject to outstanding Restricted Stock, Restricted Stock Units, Stock Bonuses and Other Stock-Based Awards granted under the Plan or (iv) the Performance Goals and performance periods applicable to any Awards granted under the Plan; provided, however, that any fractional shares resulting from the adjustment shall be eliminated.  Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion.
(b)Without limiting the generality of the foregoing, in connection with a Change in Capitalization (including a Change in Control), the Administrator may provide, in its sole discretion, but subject in all events to the requirements of Section 409A of the Code, for the cancellation of any outstanding Award in exchange for payment in cash or other property having an aggregate Fair Market Value equal to the Fair Market Value of the Ordinary Shares, cash or other property covered by such Award, reduced by the aggregate Exercise Price or Base Price thereof, if any; provided, however, that if the Exercise Price or Base Price of any outstanding Award is equal to or greater than the Fair Market Value of the Ordinary Shares, cash or other property covered by such Award, the Board may cancel such Award without the payment of any consideration to the Participant.
(c)The determinations made by the Administrator or the Board, as applicable, pursuant to this Section 5 shall be final, binding and conclusive.
Section 6.Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals that qualify as Eligible Recipients.

Section 7.Options.
(a)General.  Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option, and whether the Option is intended to be an ISO or a Nonqualified Stock Option (and in the event the Award Agreement has no such designation, the Option shall be a Nonqualified Stock Option).  The provisions of each Option need not be the same with respect to each Participant.  More than one Option may be granted to the same Participant and be outstanding concurrently hereunder.  Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement.
(b)Exercise Price.  The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but, except as provided in the applicable Award Agreement or in the case of Substitute Awards, in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of the related Ordinary Shares on the date of grant.
(c)Option Term.  The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted.  Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement.
(d)Exercisability.  Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of Performance Goals, as shall be determined by the Administrator in the applicable Award Agreement.  The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion.  Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.
(e)Method of Exercise.  Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator.  As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing.
(f)ISOs.  The terms and conditions of ISOs granted hereunder shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Administrator from time to time in accordance with the Plan.  At the discretion of the Administrator, ISOs may be granted only to an employee of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary of the Company.  Notwithstanding anything to the contrary herein, no more than 280,000,000 Shares reserved for issuance under the Plan pursuant to Section 4(a) hereof may be issued pursuant to the exercise of ISOs (subject to adjustment as provided in Section 5 hereof).

(i)ISO Grants to 10% Shareholders.  Notwithstanding anything to the contrary in the Plan, if an ISO is granted to a Participant who owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary of the Company, the term of the ISO shall not exceed five (5) years from the time of grant of such ISO and the Exercise Price shall be at least one hundred and ten percent (110%) of the Fair Market Value of the Shares on the date of grant.
(ii)$100,000 Per Year Limitation For ISOs.  To the extent the aggregate Fair Market Value (determined on the date of grant) of the Shares for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Stock Options.
(iii)Disqualifying Dispositions.  Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date the Participant makes a “disqualifying disposition” of any Share acquired pursuant to the exercise of such ISO.  A “disqualifying disposition” is any disposition (including any sale) of such Shares before the later of (x) two years after the date of grant of the ISO and (y) one year after the date the Participant acquired the Shares by exercising the ISO.  The Company may, if determined by the Administrator and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Shares.
(g)Rights as Shareholder.  Except as provided in the applicable Award Agreement, a Participant shall have no rights to dividends, dividend equivalents or distributions or any other rights of a shareholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 17 hereof.
(h)Termination of Employment, Tenure or Service.  In the event of the termination of employment, tenure or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Options, such Options shall be exercisable at such time or times and subject to such terms and conditions as set forth in the Award Agreement.
(i)Other Change in Employment, Tenure or Service Status.  An Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status, tenure or service status of a Participant, in the discretion of the Administrator.
Section 8.Stock Appreciation Rights.
(a)General.  Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”).  Related Rights may be granted either at or after the time of the grant of such Option.  The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made, the number of Shares to be awarded, the Base Price, and all other conditions of Stock Appreciation Rights.  Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates.  The provisions of Stock Appreciation Rights need not be the same with respect to each Participant.  Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.
(b)Base Price.  Except as provided in the applicable Award Agreement or in the case of Substitute Awards, each Stock Appreciation Right shall be granted with a base price that is not less than one hundred percent (100%) of the Fair Market Value of the related Ordinary Shares on the date of grant (such amount, the “Base Price”).
(c)Rights as Shareholder.  Except as provided in the applicable Award Agreement, a Participant shall have no rights to dividends, dividend equivalents or distributions or any other rights of a shareholder with respect to the Shares, if any, subject to a Stock Appreciation Right until the Participant has given written notice of the exercise thereof and has satisfied the requirements of Section 17 hereof.
(d)Exercisability.  Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement. Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 hereof and this Section 8.
(e)Consideration Upon Exercise.  Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to (i) the excess of the Fair Market Value of an Ordinary Share as of the date of exercise over the Base Price per share specified in the Free Standing Right, multiplied by (ii) the number of Shares in respect of which the Free Standing Right is being exercised.  A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option.  Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to (i) the excess of the Fair Market Value of an Ordinary Share as of the date of exercise over the Exercise Price specified in the related Option, multiplied by (ii) the number of Shares in respect of which the Related Right is being exercised.  Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.  Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Shares and cash).
(f)Termination of Employment, Tenure or Service.  In the event of the termination of employment, tenure or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the Award Agreement.  In the event of the termination of employment, tenure or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.
(g)Term.  The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.  The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.
(h)Other Change in Employment, Tenure or Service Status.  Stock Appreciation Rights shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status, tenure or service status of a Participant, in the discretion of the Administrator.
Section 9.Restricted Stock and Restricted Stock Units.
(a)General.  Restricted Stock and Restricted Stock Units may be issued under the Plan.  The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Restricted Stock or Restricted Stock Units shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock or Restricted Stock Units; the period of time prior to which Restricted Stock or Restricted Stock Units become vested and free of restrictions on Transfer (the “Restricted Period”); the Performance Goals (if any); and all other conditions of the Restricted Stock and Restricted Stock Units.  If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit the Participant’s Restricted Stock or Restricted Stock Units, in accordance with the terms of the grant.  The provisions of Restricted Stock or Restricted Stock Units need not be the same with respect to each Participant.
(b)Awards and Certificates.
(1)Except as otherwise provided in Section 9(b)(3) hereof, (i) each Participant who is granted an Award of Restricted Stock may, in the Company’s sole discretion, be issued a stock certificate in respect of such Restricted Stock; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award.  The Company may require that the stock certificates, if any, evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a stock transfer form, endorsed in blank, relating to the Shares covered by such award.  Certificates for shares of unrestricted Ordinary Shares may, in the Company’s sole discretion, be issued to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Stock.
(2)With respect to an Award of Restricted Stock Units to be settled in Shares, at the expiration of the Restricted Period, stock certificates in respect of the Ordinary Shares underlying such Restricted Stock Units may, in the Company’s sole discretion, be issued to the Participant, or the Participant’s legal representative, in a number equal to the number of Ordinary Shares underlying the Award of Restricted Stock Units.
(3)Notwithstanding anything in the Plan to the contrary, any Restricted Stock or Restricted Stock Units to be settled in Shares (at the expiration of the Restricted Period) may, in the Company’s sole discretion, be issued in uncertificated form.
(4)Further, notwithstanding anything in the Plan to the contrary, with respect to Restricted Stock Units, at the expiration of the Restricted Period, Shares (either in certificated or uncertificated form) or cash, as applicable, shall promptly be issued to the

Participant, unless otherwise deferred in accordance with procedures established by the Company in accordance with Section 409A of the Code, and such issuance or payment shall in any event be made no later than March 15th of the calendar year following the year of vesting or within such other period as is required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code.
(c)Restrictions and Conditions.  The Restricted Stock and Restricted Stock Units granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Section 409A of the Code where applicable, thereafter:
(1)The Award Agreement may provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as set forth in the Award Agreement, including, but not limited to, the attainment of certain performance related goals, the Participant’s termination of employment, tenure or service with the Company or any Affiliate thereof, or the Participant’s Incapacity.  Notwithstanding the foregoing, upon a Change in Control, the outstanding Awards shall be subject to Section 13 hereof.
(2)Except as provided in the applicable Award Agreement, the Participant shall generally have the rights of a shareholder of the Company with respect to shares of Restricted Stock during the Restricted Period, including the right to vote such shares and to receive any dividends declared with respect to such shares; provided, however, that except as provided in the applicable Award Agreement, any dividends declared during the Restricted Period with respect to such shares shall only become payable if (and to the extent) the underlying Restricted Shares vest.  Except as provided in the applicable Award Agreement, the Participant shall generally not have the rights of a shareholder with respect to Ordinary Shares subject to Restricted Stock Units during the Restricted Period; provided, however, that, subject to Section 409A of the Code, an amount equal to any dividends declared during the Restricted Period with respect to the number of Ordinary Shares covered by Restricted Stock Units may, to the extent set forth in an Award Agreement, be provided to the Participant either currently or at the time (and to the extent) that Ordinary Shares in respect of the related Restricted Stock Units are issued to the Participant.
(d)Termination of Employment, Tenure or Service. The rights of Participants granted Restricted Stock or Restricted Stock Units upon termination of employment, tenure or service with the Company and all Affiliates thereof for any reason during the Restricted Period shall be set forth in the Award Agreement.
(e)Form of Settlement.  The Administrator reserves the right in its sole discretion to provide (either at or after the grant thereof) that any Restricted Stock Unit represents the right to receive the amount of cash per unit that is determined by the Administrator in connection with the Award.
Section 10.Other Stock-Based Awards.

Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Ordinary Shares, including but not limited to dividend equivalents, may be granted either alone or in addition to other Awards (other than in connection with Options or Stock Appreciation Rights) under the Plan. Any dividend or dividend equivalent awarded hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as the underlying

Awards and, except as provided in the applicable Award Agreement, shall only become payable if (and to the extent) the underlying Awards vest.  Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Stock-Based Awards shall be granted, the number of Ordinary Shares to be granted pursuant to such Other Stock-Based Awards, or the manner in which such Other Stock-Based Awards shall be settled (e.g., in Ordinary Shares, cash or other property), or the conditions to the vesting and/or payment or settlement of such Other Stock-Based Awards (which may include, but not be limited to, achievement of performance criteria) and all other terms and conditions of such Other Stock-Based Awards.

Section 11.Stock Bonuses.

In the event that the Administrator grants a Stock Bonus, the Shares constituting such Stock Bonus shall, as determined by the Administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the Participant to whom such grant was made and issued to such Participant as soon as practicable after the date on which such Stock Bonus is payable.

Section 12.Cash Awards.

The Administrator may grant Awards that are payable solely in cash, as deemed by the Administrator to be consistent with the purposes of the Plan, and such Cash Awards shall be subject to the terms, conditions, restrictions and limitations determined by the Administrator, in its sole discretion, from time to time.  Cash Awards may be granted with value and payment contingent upon the achievement of Performance Goals.

Section 13.Change in Control Provisions.

Except as provided in the applicable Award Agreement, in the event that (a) a Change in Control occurs and (b) either (x) an outstanding Award is not assumed or substituted in connection therewith or (y) an outstanding Award is assumed or substituted in connection therewith and the Participant’s employment, tenure or service is terminated by the Company, its successor or an Affiliate thereof without Cause or by the Participant for Good Reason (if applicable) on or after the effective date of the Change in Control but prior to twenty-four (24) months following the Change in Control, then:

(a)any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable; and
(b)the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be achieved at the greater of target or actual performance levels as of the date of the Change in Control.

For purposes of this Section 13, an outstanding Award shall be considered to be assumed or substituted for if, following the Change in Control, the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that, if the Award related to Shares, the Award may instead confers the right to receive common shares of the acquiring entity (or cash or such other security or entity as may be determined by the Administrator, in its sole discretion, pursuant to Section 5 hereof).

Section 14.Amendment and Termination.

The Board or the Committee may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent.  Unless the Board determines otherwise, the Board shall obtain approval of the Company’s shareholders for any amendment to the Plan that would require such approval in order to satisfy any rules of the stock exchange on which Ordinary Shares are traded or other applicable law.  The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 hereof and the immediately preceding sentence, no such amendment shall impair the rights of any Participant without the Participant’s consent.

Section 15.Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 16.Withholding Taxes.

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for purposes of applicable taxes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, an amount in respect of such taxes up to the maximum statutory rates in the Participant’s applicable jurisdiction with respect to the Award, as determined by the Company.  The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant.  Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any applicable withholding tax requirements related thereto as determined by the Company.  Whenever Shares or property other than cash are to be issued pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related taxes to be withheld and applied to the tax obligations as determined by the Company; provided, that, with the approval of the Administrator, a Participant may satisfy the foregoing requirement by either (i) electing to have the Company withhold from such issuance Shares or other property, as applicable, or (ii) by surrendering or transferring to the Company already owned unrestricted Ordinary Shares, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations as determined by the Company.  Such already owned and unrestricted Ordinary Shares shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined and any fractional share amounts resulting therefrom shall be settled in cash.  Such an election may be made with respect to all or any portion of the Shares to be issued pursuant to an award.  The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Award as determined by the Company.  For purposes of this Section 16, if the Ordinary Shares underlying an Award is admitted to trading on a national securities exchange, the Fair Market Value of such Award (and any Ordinary Shares withheld or issued pursuant to clauses

(i) or (ii) above) as of the applicable date of determination shall be determined using the closing sale price reported on the last preceding date for which there was a sale of an Ordinary Share on such exchange.

Section 17.Transfer of Awards.

Until such time as the Awards are fully vested and/or exercisable in accordance with the Plan or an Award Agreement, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator.  Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any Person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of any Ordinary Shares or other property underlying such Award.  Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option or Stock Appreciation Right may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant’s guardian or legal representative.

Section 18.Continued Employment, Tenure or Service.

Neither the adoption of the Plan nor the grant of an Award hereunder shall confer upon any Eligible Recipient any right to continued employment, tenure or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment, tenure or service of any of its Eligible Recipients at any time.

Section 19.Effective Date.

The Plan was adopted on         , subject to approval by the Company’s shareholders, and became effective on          (the “Effective Date”).

Section 20.Term of Plan.

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

Section 21.Securities Matters and Regulations.
(a)Notwithstanding anything herein to the contrary, the obligation of the Company to sell or issue Ordinary Shares with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, the receipt of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator and the listing requirements of any securities exchange on which the Shares are traded. The Administrator may require, as a condition of the issuance of certificates evidencing Ordinary Shares pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or advisable.
(b)Each Award is subject to the requirement that, if at any time the Administrator determines that the listing, registration or qualification of Ordinary Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Ordinary Shares, no such Award shall be granted or payment made or Ordinary Shares issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.
(c)In the event that the disposition of Ordinary Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Ordinary Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a Participant receiving Ordinary Shares pursuant to the Plan, as a condition precedent to receipt of such Ordinary Shares, to represent to the Company in writing that the Ordinary Shares acquired by such Participant is acquired for investment only and not with a view to distribution.
Section 22.Notification of Election Under Section 83(b) of the Code.

If any Participant shall, in connection with the acquisition of Ordinary Shares under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service.

Section 23.No Fractional Shares.

No fractional Ordinary Shares shall be issued pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 24.Beneficiary.

A Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

Section 25.Paperless Administration.

In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

Section 26.Severability.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

Section 27.Repayment.

Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and repayment as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

Section 28.Section 409A of the Code.

The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment, tenure or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or upon the Participant’s death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code.  The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.

Section 29.Status as a Foreign Private Issuer.

As of the Effective Date and for a certain period of time thereafter, the Company will qualify as a “foreign private issuer” (as defined in Rule 405 of the Securities Act and Rule 3b-4 of the Exchange Act), which permits the Company to operate the Plan, and to grant Awards and issue Shares under the Plan, under different laws, rules or regulations than those that may be expressly referenced herein. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, the Plan shall only be required to be administered in compliance with applicable laws, rules and regulations. However, the Committee, if it deems it necessary or advisable, may decide in its discretion to administer the Plan in compliance with such laws, rules and regulations as may become applicable upon the Company ceasing to qualify as a foreign private issuer.

Section 30.Governing Law.

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such state.

Section 31.Titles and Headings.

The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

Section 32.Successors.

The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

Section 33.Relationship to Other Benefits.

No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

Section 34.Interpretation.

In this Plan:

(a)any forfeiture or cancellation of Shares described herein will take effect as a surrender and cancellation of such Shares for no consideration as a matter of Cayman Islands law;
(b)any conversion of Shares described herein will take effect as a repurchase of such Shares at Fair Market Value and the application of such repurchase price towards a resubscription for the relevant new Shares as a matter of Cayman Islands law;
(c)any share dividends described herein will take effect as share capitalisations as a matter of Cayman Islands law;

(d)any share splits described herein will take effect as share sub-divisions as a matter of Cayman Islands law;
(e)the allotment and issuance of Shares pursuant to the terms of this Plan following the exercise of an Option or Award shall be subject to the Articles; and
(f)as a matter of Cayman Islands law, Shares shall not in fact be legally issued, transferred, redeemed, repurchased or surrendered until the time at which the appropriate entries are made in the register of members of the Company (the register of members being prima facie evidence of legal title to shares).

AGGREKO, INC.

2026 OMNIBUS INCENTIVE PLAN

U.K. EMPLOYEE SUB-PLAN

Section 1. Application

This sub-plan (the “U.K. Employee Sub-Plan”) is established in accordance with Section 3(b)(9) of the Aggreko Inc. 2026 Omnibus Incentive Plan (the “Plan”) and the sets forth additional terms and conditions applicable to Awards granted to, and the Ordinary Shares acquired by, Employees (as defined below) who are (or are deemed to be) resident in the United Kingdom for tax purposes and forms an integral part of the Plan and other Plan Documents (as defined below).

Section 2. Definitions

a)	For the purposes of this U.K. Employee Sub-Plan, the following terms shall have the meanings set out below:
1)	“Data Protection Laws” means the (a) the General Data Protection Regulation (Regulation (EU) 2016/679) (the “GDPR”), the GDPR as transposed into the national laws of any EEA member state and the U.K. (the “U.K. GDPR”), and any amendments made thereto; (b) any national laws supplementing the GDPR and the U.K. GDPR;

2)	“Employee” shall be defined for the purposes of the “employee share schemes” exemption under Article 60(2) of the Order;

3)	“FSMA” means the Financial Services and Markets Act 2000 (as amended from time to time).

4)	“ITEPA 2003” means the Income Tax (Earnings and Pensions) Act 2003 (as amended from time to time).

5)	“Order” means the U.K. Financial Services and Markets Act 2000 (Financial Promotion) Order 2005/1529 (as amended from time to time).

6)	“Plan Documents” means the Plan and any other documents or mediums (including websites) entered into by, provided to, or accessed by, an Eligible Recipient, at the request or direction of the Company or its Subsidiaries, in connection with the Plan and the grant of an Award or acquisition of Ordinary Shares thereunder (including any offering document, Award Agreement, prospectus, or website allowing Eligible Recipient to participate in the Plan).

b)	The definition of “Eligible Recipient” shall be deleted and replaced with the following and all references to partner, non-employee director, independent contractor or consultant or other similar non-employee service provider shall be deleted.

“Eligible Recipient” means any Employee of the Company or any of its Subsidiaries.”

c)	The following clause (vii) shall be added to the definition of "Cause":

(vii) any other circumstances pursuant to the Participant's employment agreement or otherwise in which the Company or one of its Subsidiaries is permitted to terminate the Participant's employment without notice or payment in lieu of notice.”

d)	The definition of “Subsidiary” shall be deleted and replaced with the following:

“Subsidiary” shall have the meaning given to it for the purposes of the “employee share schemes” exemption under Article 60(2) of the Order, with respect to the Company.

e)	All other capitalized terms used in this U.K. Employee Sub-Plan shall be as defined under the Plan.

Section 3. Data Protection

The following provisions shall be added to the Plan:

a)	Purposes and Legal Bases of Processing. The Participant acknowledges that the Company processes personal data about them, including, but not limited to, their name, email address, job title, employee identification number, salary, bank information, and any Award granted or Ordinary Shares acquired under the Plan from time to time, and any other appropriate financial or other data about the Participant and the Participant’s participation in the Plan (“Data”) for the implementation, operation and administration of the Plan (the “Purposes”) and is the controller for the processing of such Data in connection with the Purposes. The legal bases for the processing of the Data by the Company are: (i) the necessity of the processing for the Company to perform its contractual obligations in connection with the Purposes; and (ii) the Company’s and the Participant’s legitimate business interests in managing the Plan (including the Participant’s participation in the Plan and the grant of Awards thereunder). The Participant understands that, as a consequence of refusing to provide Data, the Company may not be able to allow the Participant to participate in the Plan, or grant or maintain Awards. However, the Participant’s participation in the Plan is purely voluntary. Additionally, where the Company processes special categories of personal data, the condition applicable to the lawfulness of such processing is the necessity of the Company to carry out the obligations imposed on it in the field of employment, social security and social protection law.

b)	Data Sharing: Any member of the Company's group may share the Data, in connection with the Purposes, with: (i) any other group company; (ii) any trustee of any employee benefit trust or other trust operated in conjunction with the Plan; (iii) a third party broker, registrar, advisor, or administrator; and (iv) a future purchaser of the Company or any group company. For transfers of Data from the U.K. or the EEA to a third country or an international organization, the Company will ensure that any such transfers are subject to appropriate safeguards, and where applicable, on condition that enforceable data subject rights and effective legal remedies for Participants are available.

c)	Participant Rights. The Participant acknowledges that they may, subject to certain restrictions, exercise the rights granted to them under applicable Data Protection Laws, including (but not limited to) the right to, where applicable, request to access or be provided with a copy of their Data, request additional information about the storage and processing of their Data, request to receive their Data in a structured, commonly used format and have such Data transmitted to another party, request that the processing of their Data is restricted, request that their Data is erased or otherwise object to its processing by the Company. In addition, the Participant acknowledges that they have the right to lodge a complaint with the competent supervisory authority in their jurisdiction.

d)	Privacy Notice. Further information on how the Company processes Data and the rights of Participants in relation to the processing of their Data are set out in the Company’s data privacy notice, as updated and amended from time to time, which is available on the Company’s internal intranet portal. By participating in the Plan or accepting any rights thereunder, the Participant confirms that they have read and acknowledged the content of the aforementioned data privacy notice.

Section 4. Taxes

The following provisions shall be added to the Plan:

a)	Withholding. For the avoidance of doubt any reference in Section 16 to withholding “taxes”, shall include any liability of the Company or its Subsidiaries to withhold income tax and employee National Insurance contributions or any other similar obligations to pay or account for tax or social security contributions (wherever in the world arising), arising on the grant, vesting, exercise, settlement or otherwise in connection with an Award under pay as you earn (PAYE).

b)	Section 431 Elections. To the extent required by the Company, any Subsidiary or the Participant’s employer (as applicable), as a condition to the vesting or exercise of any Award or the issuance of any Ordinary Shares in accordance with the Plan, the Participant agrees to enter into an election under section 431 of ITEPA 2003 before or within 14 days after the acquisition of any Ordinary Shares acquired in accordance with the Plan.

c)	Indemnity. The Participant agrees that they are liable for and shall indemnify and keep indemnified the Company, any Subsidiary and / or their employer (as applicable) from and against any liability for or obligation to pay any tax liability being any liability for income tax, employee National Insurance contributions, or any other similar obligations to pay or account for tax or social security contributions (wherever in the world arising) that may arise in respect of the the grant, vesting, settlement, disposal or otherwise in connection with an Award (including any amount due under pay as you earn (PAYE) in respect of any Award or Ordinary Shares as a result of the failure by the Participant to make good such an amount within the time limit specified in section 222 of ITEPA 2003).

Section 5. Non-Transferability

Section 17 shall be deleted in its entirety and replaced with the following:

No purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except by will or by the laws of descent and distribution.

Section 6. Right of Participants.

a)	The following provisions shall be added to the Plan:

1)	The grant of an Award under the Plan Documents is a discretionary benefit operated by the Company, and no Eligible Recipient participates as of right in the Plan. The grant of an Award does not imply a right to participate or to be considered for participation in a later grant and any rights granted under the Plan Documents are separate to the Eligible Recipient's rights under any contract of employment they have entered into with the Company or any Subsidiary.

2)	The Participant waives all and any rights to compensation or damages for the termination of their employment with the Company or any Subsidiary for any reason whatsoever (including unlawful termination of employment) insofar as those rights arise or may arise from the Participant ceasing to have rights under the Plan Documents as a result of that termination or from the loss or diminution in value of such rights or entitlements. Nothing in the Plan Documents will give any person any right to continue in employment or will affect the right of the Company or any Subsidiary to terminate the employment of any participant or any other person without liability at any time, with or without Cause, or will impose on the Company or any Subsidiary or their respective agents, employees and officers any liability in connection with the loss of a Participant’s benefits or rights under the Plan Documents or as a result of the exercise of a discretion under the Plan Documents for any reason as a result of the termination of the Participant’s employment. For the avoidance of doubt, nothing in this paragraph shall abrogate the Participant’s contractual rights on termination of employment in respect of any Award, as expressly provided for under the Plan Documents.

b)	Sections 7(i) and 8(h) shall be deleted in their entirety.

Section 7. Acknowledgements

The following provisions shall be added to the Plan:

By participating in the Plan, the Participant acknowledges and agrees that:

a)	neither this document, nor any of the Plan Documents, is an approved prospectus for the purposes of section 85(1) of FSMA and no offer of transferable securities is being made to the public (for the purposes of section 102B of FSMA) or Regulation (EU) 2017/1129 as it forms part of domestic law in the U.K. by virtue of the European Union (Withdrawal) Act 2018;

b)	the Participant is a bona fide employee of the Company or a Subsidiary and the Participant’s right to participate in the Plan in accordance with the Plan Documents is being granted to the Participant by the Company pursuant to the “employee share schemes” exemption under Article 60(2) of the Order. In the U.K., the Plan Documents are directed only at Eligible Recipients and must not be acted on or relied on by persons who are not the categories of individuals set out in Article 60(2)(a) of the Order. Any person who is not an Employee should not act or rely on the Plan Documents or their respective contents; and

c)	if the Participant is in any doubt about the content of the Plan Documents, the participant should seek their own independent financial advice immediately from an independent financial adviser, authorized under the FSMA. The Participant further acknowledges and agrees that nothing in the Plan Documents constitute financial advice to any holder of any Award or any Ordinary Shares by the Company, or any Subsidiary or the Participant’s employer.